Exhibit 10.30

EMPLOYEE FORM

STRONGHOLD DIGITAL MINING, INC.

2021 LONG TERM INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Pursuant to the terms and conditions of the Stronghold Digital Mining, Inc. 2021 Long Term Incentive Plan, as amended from time to time (the “Plan”), Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the right and option to purchase all or any part of the number of shares of Restricted Stock set forth below (this “Option”) on the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Option:	Nonstatutory Stock Option
Participant:
Date of Grant:
Total Number of Shares Subject to this Option:
Exercise Price:	$ per share
Expiration Date:
Vesting Schedule:

Subject to the Agreement, the Plan and the other terms and conditions set forth herein, this Option shall vest and become exercisable in accordance with the following schedule, so long as you remain continuously employed by the Company or its Affiliate from the Date of Grant through each vesting date.

This Option shall vest in substantially equal quarterly installments for three (3) years following the Date of Grant, with 100% of the Option vested on the third (3rd) anniversary of the Date of Grant. Any vested portion of the Option may be exercised in accordance with the terms and conditions of the Agreement.

If you cease to be employed by the Company or its Affiliates or surviving entity following a Change in Control (as defined below) as a result of (i) the Company’s or its Affiliate’s or surviving entity’s termination of your employment without Cause or (ii) your resignation for Good Reason, then 100% of the Option will vest as of the date of such termination.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Stock Option Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

STRONGHOLD DIGITAL MINING, INC.

By:
Name:	Gregory A. Beard
Title:	Chief Executive Officer

Signature Page 1 to

Stock Option Grant Notice

PARTICIPANT

Name:

Signature Page 2 to

Stock Option Grant Notice

EXHIBIT A

STOCK OPTION AGREEMENT

This Stock Option Agreement (together with the Grant Notice to which this Stock Option Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”) to which this Agreement is attached by and between Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”), and [●] (the “Participant”).

1.Defined Terms. Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement, the following terms shall have the meanings specified below:

(a)“Cause” means

(i)Participant’s material breach of this Agreement or any other written agreement between Participant and the Company or its Affiliates, including Participant’s material breach of any representation, warranty or covenant made under any such agreement;

(ii)Participant’s material breach of any policy or code of conduct established by the Company or its Affiliates and applicable to Participant;

(iii)Participant’s violation of any law applicable to the workplace (including any law regarding anti-harassment, anti-discrimination, or anti-retaliation);

(iv)Participant’s gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement;

(v)the commission by Participant of, or conviction or indictment of Participant for, or plea of nolo contendere by Participant to, any felony (or state law equivalent) or any crime involving moral turpitude; or

(vi)Participant’s willful failure or refusal, other than due to Disability, to perform Participant’s obligations pursuant to this Agreement or any other agreement or to follow any lawful directive from the Company, as determined by the Board (sitting without Participant, if applicable); provided, however, that if Participant’s actions or omissions as set forth are of such a nature that the Company determines that they are curable by Participant, such actions or omissions must remain uncured thirty (30) days after the Company first provided Participant written notice of the obligation to cure such actions or omissions.

(b) “Good Reason” means:

(i)a material diminution in the Participant’s base salary (other than an Across-the-Company Reduction) or authority, duties and responsibilities with the Company or any of its Affiliates; provided, however, that if the Participant is serving as an officer or member of the board of directors (or similar governing body) of the Company or any of its Affiliates or any other entity in which the Company or any of its Affiliates holds an equity interest, in no event shall the

Exhibit A-1

removal of the Participant as an officer or board member, regardless of the reason for such removal, constitute Good Reason;

(ii)a material breach by the Company or any successor thereto of any of its obligations under this Agreement; or

(iii)the relocation of the geographic location of the Participant’s principal place of employment by more than seventy-five (75) miles from the location of Participant’s principal place of employment as of the Effective Date.

(iv)An “Across-the-Company Reduction” shall mean a general reduction in salaries of all or substantially all of the senior executives employed by the Company or the Affiliate in which Participant is currently employed, which reduction (A) affects Participant in substantially the same manner as the other senior executives who are also affected by such general reduction, and (B) does not, in the aggregate, constitute a reduction by more than ten percent (10%) of the Participant’s then current base salary. Notwithstanding anything to the contrary, an Across-the-Company Reduction shall not constitute a breach hereunder.

(v)Notwithstanding the foregoing provisions or any other provision of this Agreement to the contrary, any assertion by Participant of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition described in Section 1(b)(i), (ii) or (iii) giving rise to Participant’s termination of employment must have arisen without Participant’s consent; (B) Participant must provide written notice to the Chief Executive Officer of the Company or the Affiliate in which Participant is currently employed (the “Notice Party”) of the existence of such condition(s) within thirty (30) days after the initial occurrence of such condition(s); (C) the condition(s) specified in such notice must remain uncorrected for thirty (30) days following the Notice Party’s receipt of such written notice; and (D) the date of Participant’s termination of employment must occur within sixty (60) days after the initial occurrence of the condition(s) specified in such notice.  Further notwithstanding the foregoing, no suspension of Participant or a reduction in Participant’s authority, duties and responsibilities in conjunction with any leave required, or other action taken, by the Company as part of any investigation into alleged wrongdoing by such Participant shall give rise to Good Reason.

(c)“Disability” means, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code.  A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

(d)“Trigger Date” means the date that the Participant ceases to be employed by the Company and/or the date Participant violates any Restrictive Covenant, as applicable.

2.Award. In consideration of the Participant’s past and/or continued employment by the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby irrevocably grants to the Participant the right and option (“Option”) to purchase all or any part of an aggregate of the number of shares of Restricted Stock set forth in the Grant Notice on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control.

3.Exercise Price. The exercise price per share of Restricted Stock subject to this Option shall be the exercise price set forth in the Grant Notice (the “Exercise Price”), which has been determined to be not less than the Fair Market Value of a share of Common Stock at the Date of Grant. For all purposes of this Agreement, the Fair Market Value of Common Stock shall be determined in accordance with the provisions of the Plan.

4.Exercise of Option.

(a)Subject to the earlier expiration of this Option as provided herein, this Option may be exercised, by (A) providing written notice to the Company in the form prescribed by the Committee from time to time in accordance with the provisions of this Section 4(a) after the Date of Grant, which notice shall be delivered to the Company in the form, and in the manner, designated by the Committee from time to time, and (B) paying the Exercise Price in full in a manner permitted by Section 4(c).

(i)During Employment.  Unless otherwise permitted by the Board, during the Participant’s employment or service with the Company or any of its Affiliates, all Options that are held by the Participant that are vested and exercisable may be exercised following the third (3rd) anniversary of the Date of Grant, but in no event beyond the expiration of the stated term of such Options.

(ii)Termination by Death or Disability.  Upon the Participant’s Termination by reason of death or Disability, all Options that are held by the Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Options; provided, however, that in the case of a Termination due to Disability, if the Participant dies within such exercise period, all unexercised Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Options.

(iii)Involuntary Termination Without Cause or Termination for Good Reason.  Upon the Participant’s Termination by involuntary termination without Cause or upon the Participant’s Termination by the Participant for Good Reason, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of ninety (90) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(iv)Voluntary Resignation.  If the Participant’s Termination is voluntary (other than a voluntary Termination described in Section 4(a)(v) or a Termination for Good Reason described in Section 4(a)(iii)) and (A) occurs prior to the third (3rd) anniversary of the Date of Grant, (x) all Options, whether vested or not vested, that are held by the Participant and (y) all

Restricted Stock received by the Participant upon exercise of a vested Option and that is held by Participant, in each case, shall thereupon terminate and expire as of the date of such Termination or (B) occurs on or following the third (3rd) anniversary of the Date of Grant, all Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Options.

(v)Termination for Cause. If the Participant’s Termination is (A) for Cause or (B) is a voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, (x) all Options, whether vested or not vested, that are held by the Participant and (y) all Restricted Stock received by the Participant upon exercise of a vested Option and that is held by the Participant, in each case, shall thereupon terminate and expire as of the date of such Termination.

(vi)Violation of Restrictive Covenants. If the Participant violates the Restrictive Covenants as set forth in Section 6, (x) all Options, whether vested or not vested, that are held by the Participant and (y) all Restricted Stock received by the Participant upon exercise of a vested Option and that is held by the Participant, in each case, shall thereupon terminate and expire as of the date of such violation and the Company (or any successor thereto) shall have the right, but not the obligation, to require the Participant to return to the Company either (A) shares of Common Stock received in connection with the exercise of this Option or (B) cash, stock or other property received in exchange for the shares of Common Stock received in connection with the exercise of this Option.  For the avoidance of doubt, this Agreement, including Section 6 hereto, shall survive the exercise of an Option, a Termination of Employment, and a Change in Control.

(vii)Unvested Options.  Options that are not vested as of the date of the Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(b)This Option shall not be exercisable in any event after the Expiration Date set forth in the Grant Notice.

(c)The Exercise Price for the shares of Restricted Stock as to which this Option is exercised shall be paid in full at the time of exercise shall be paid as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the Exercise Price; or (iii) on such other terms and conditions as may be acceptable to the Committee. For the avoidance of doubt, shares of Restricted Stock received by the Participant upon exercise of his or her vested Options may not be sold to satisfy the Exercise Price.

5.Release of Transfer Restrictions. Any share of Restricted Stock received by the Participant upon exercise of his or her vested Options may not be sold or Transferred without the advance approval of the Board. Once the sale or Transfer of the Restricted Stock has been approved by the Board, the Restricted Stock will automatically and without further action by the Board or the Company convert into shares of Common Stock which may be sold or Transferred.

6.Restrictive Covenants.

(a)Non-Disclosure. The Company has provided and/or will provide the Participant with access to confidential, proprietary, and highly sensitive information relating to the business of the Company, which is a competitive asset of the Company, and which may include, without limitation, information pertaining to: (A) the identities of customers with which or whom the Company does or seeks to do business, as well as the contact persons and decision-makers at the locations of these customers; (B) the identities of the vendors and suppliers with which or whom the Company does or seeks to do business, as well as the contact persons and decision-makers at these vendors and suppliers; (C) the volume of business and the nature of the business relationship between the Company and its customers, vendors, and suppliers; (D) the particular product, service, and pricing preferences of existing and potential customers; (E) the financing methods employed by and arrangements between the Company and its existing or potential customers, vendors, or suppliers; (F) the pricing of the Company's products and services, including any deviations from its standard pricing for particular customers, vendors, or suppliers; (G) the Company's costs, expenses, and overhead associated with the creation, production, delivery, and maintenance of its products and services; (H) the Company's business plans and strategies, including territory assignments and rearrangements, sales and administrative staff expansions, marketing and sales plans and strategies, revenue, expense, and profit projections, and industry analyses; (I) information regarding the Company's employees, including their identities, skills, talents, knowledge, experience, compensation, and preferences; (J) financial information about the Company; (K) the Company's financial results and business conditions; (L) computer programs and software developed by the Company or its consultants; and (M) the Company's productivity standards. The confidential, proprietary, and highly sensitive information described herein above is referred to as “Proprietary Information.” The Company and the Participant agree that the term Proprietary Information shall include only such information of which the Participant has specific knowledge.

(i)The Participant acknowledges that from time to time the Company will disclose Proprietary Information to the Participant in order to enable the Participant to perform duties for the Company. The Participant recognizes and agrees that the unauthorized disclosure of Proprietary Information could place the Company at a competitive disadvantage. Consequently, the Participant agrees not: (A) to use, at any time, any Proprietary Information for the Participant’s own benefit or for the benefit of any person, entity, or corporation other than the Company; or (B) to disclose, directly or indirectly, any Proprietary Information to any person who is not a current employee of the Company, except in the performance of the Participant’s duties assigned by the Company, at any time before or after the termination of your employment, without the express, written consent of the Company. The Participant further acknowledges and agrees not to make copies, except in the performance of the Participant’s duties assigned by the Company, of any Proprietary Information, except as authorized in writing by the Company.

(ii)The Participant acknowledges that any and all documents, including documents containing Proprietary Information, furnished by the Company or otherwise acquired or developed by the Participant in connection with your employment or association with the

Company (collectively, “Recipient Materials”) shall at all times be the property of the Company. Within ten (10) days following the Trigger Date, the Participant shall return to the Company any Recipient Materials that are in the Participant’s possession, custody, or control.

(b)Non-Solicitation. Because the Participant has developed and/or may develop considerable personal contacts with the customers served by the Company during employment with the Company, the Participant agrees that, while employed with the Company and through the first (1st) anniversary of the termination of the Participant’s employment with the Company (the “Restricted Period”), he/she shall not, either directly or indirectly, solicit individuals or other entities that are customers of the Company or prospective customers that were solicited during the last two (2) years of employment for services that are in competition with the services provided by the Company. The Participant also agrees to not, either directly or indirectly, solicit any employee or independent contractor of the Company to terminate employment or a contract with the Company while employed with the Company and through the Restricted Period.

(c)Noncompetition. In consideration of the granting of the Option, and to further protect the Company's legitimate business interests, including but not limited to its trade secrets and confidential information, its customer relationships and goodwill, and its employee relationships, the Participant agrees and covenants not to, while the Participant is employed with the Company and through the Restricted Period, contribute his/her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, partner, director, shareholder, or in any other similar capacity, to an entity engaged in the same or similar business as the Company, which includes but is not limited to the business of  providing power supply to data centers or any type of semi-conductor related computing equipment anywhere in the states and territories in which the Company or its Subsidiaries has locations or customers or prospective customers.

(d)Transition Assistance. Upon the occurrence of a Change in Control, as defined in the Plan (the “Transition Date”), the Participant shall (i) devote the Participant’s full business attention to the Company and the surviving entity and (ii) perform those duties as the Company or such surviving entity may request from time to time, for one (1) year following the Transition Date (the “Transition Commitment”).  The Participant’s violation of the Transition Commitment, including due to the Participant’s voluntary resignation (which shall not include a termination of employment due to the Participant’s death or Disability), shall be deemed to be a breach of this Section 6(d).   The Participant agrees and acknowledges that the Participant’s adherence to the Transition Commitment, together with the other covenants set forth in this Section 6, are a material and integral part of this Agreement, absent which the Company would not have granted the Options hereunder to the Participant.

(e)Interpretation. All references to the Company in this Section 6 shall also include the Company's direct and indirect Subsidiaries, as applicable.

7.Company Call Rights.

(a)In the event of the Participant’s Termination or violation of any Restrictive Covenants, the Company shall have the right to repurchase from the Participant any shares of

Common Stock previously acquired by the Participant through the exercise, grant or payment of an Award under the Plan (the “Subject Shares”).

(b)In order to exercise the Company’s right to repurchase, the Company shall deliver written notice (a “Repurchase Notice”) to the Participant, the Participant’s legal representative or guardian, or the executor of the Participant’s estate, as applicable (the “Holder”), no later than the first (1st) anniversary of the applicable Trigger Date.  Such Repurchase Notice shall identify the Subject Shares and set forth the repurchase price of the Subject Shares to be repurchased by the Company (the “Purchase Price”). The Company’s determination of Fair Market Value shall be made by the Board and shall be final and binding on the Holder and the Company, and in the event the Holder disputes the Board’s determination of Fair Market Value, such dispute shall be limited solely to whether the Board’s determination of Fair Market Value was made in good faith.

(c)The closing of the repurchase of the Subject Shares shall occur as promptly as practicable after the Company’s delivery of a Repurchase Notice.  The Purchase Price for such Subject Shares shall be made, at the option of the Board, (i) in the form of a Company check payable to the Holder, (ii) by wire transfer of immediately available funds to an account designated by the Holder, or (iii) in the form of an unsecured promissory note (a “Note”), subordinated to all indebtedness of the Company and its Subsidiaries that the Board determines to be senior to such Note, with interest accruing at a rate that is equal to the Prime Rate (as defined below) on the date such Note is issued, compounded annually, and principal and interest due and payable upon the earlier of (A) the end of ten (10) years and (B) the date of the consummation of any Change in Control.  Any such Note shall contain restrictions on the Holder’s ability to pledge, borrow against or collateralize such Note.  For purposes of this Section 7(c), “Prime Rate” means the interest rate that is publicly quoted by J.P. Morgan Chase & Co. or its successor as its prime commercial or similar reference interest rate.  The Holder shall not be entitled to receive the Purchase Price for the Subject Shares unless and until the Holder timely executes (and does not revoke in any time provided to do so) a release in a form acceptable to the Company.

(d)The Holder shall execute and deliver all documentation and agreements reasonably requested by the Company to reflect a repurchase of the Subject Shares pursuant to this Agreement, but no failure of the Holder to execute or deliver any such documentation or to deposit the Company’s check, accept the Company’s wire transfer or accept the Company’s Note shall affect the validity of a repurchase of the Subject Shares pursuant to this Agreement.  Following the consummation of a repurchase of all or any portion of the Subject Shares, the Holder shall have no further interest or right in or to such Subject Shares other than the right to receive the Purchase Price therefore in accordance with the terms of this Agreement.

(e)In connection with any repurchase of the Subject Shares hereunder, the Holder shall make customary representations and warranties concerning (i) the Holder’s valid title to and ownership of the Subject Shares, free of all liens, claims and encumbrances (excluding those arising under applicable securities laws), (ii) the Holder’s authority, power and right to enter into and consummate the sale of the Subject Shares, (iii) the absence of any violation, default or acceleration of any agreement to which the Holder is subject or by which the Holder’s assets are bound as a result of the agreement to sell and the sale of the Subject Shares, and (iv) the absence of, or compliance with, any governmental or third-party consents, approvals, filings or notifications required to be obtained or made by the Holder in connection with the sale of the Subject Shares.

(f)Notwithstanding any other provision in this Agreement, if the Participant ceases to be employed by the Company for any reason other than for Cause and the Board, within one (1) year after such termination, determines that (i) the Participant (or any of his or her Transferees or Affiliates) has or had failed to abide by the Participant’s continuing obligations to the Company or its Affiliates with respect to confidential information, non-competition, non-solicitation or intellectual property under this Agreement or pursuant to any other contract or other obligation with or to the Company or any of its Subsidiaries (collectively, the “Restrictive Covenants”), or (ii) Cause exists or existed at any time on, prior to, or after such termination, then, in each case, (A) to the extent the Company has not previously repurchased Subject Shares, the Holder shall immediately forfeit without consideration all of the Subject Shares and all rights arising from such Shares and from being a holder thereof and (B) to the extent that the Company has previously repurchased any Subject Shares pursuant to this Section 7, the (x) Holder shall promptly return to the Company: (1) all consideration for such Shares previously paid by the Company and (2) all distributions, if any, made in respect of such Shares between the Trigger Date and the date of such repurchase and (y) any outstanding balance on a Note shall be reduced to zero ($0.00) and the Note shall be deemed satisfied in full.

(g)If so requested by the Company, any representative of the underwriters (the “Lead Underwriter”),  or any other party to a transaction or series of transactions that results in securities of the Company or a Subsidiary thereof being offered under the Securities Act in connection with the offering of any securities of the Company or a Subsidiary thereof under the Securities Act (a “Public Offering”), the Participant or transferee will not sell or otherwise transfer any securities of the Company, issued as a result of Section 7(g), during the 180-day period (or such other period as may be requested in writing by the Company, the Lead Underwriter or any other party to a transaction or series of transactions that results in securities of the Company or a Subsidiary thereof being offered under the Securities Act and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a Public Offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.  For purposes of this Section 7(g), a Public Offering will include the offer of securities of the Company or a Subsidiary thereof pursuant to a transaction with a special purpose acquisition company (i.e., a de-SPAC).

8.Employment Relationship.  For purposes of this Agreement, the Participant shall be considered to be employed by the Company or an Affiliate as long as the Participant remains an employee of any of the Company, an Affiliate, or a corporation or other entity or a parent or subsidiary of such corporation or other entity assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that the Participant shall be considered to have terminated employment with the Company (a) when the Participant ceases to be an employee of any of the Company, an Affiliate, or a corporation or other entity or a parent or subsidiary of such corporation or other entity assuming or substituting a new option for this Option or (b) at the time of the termination of the “Affiliate” status under the Plan of the corporation or other entity that employs the Participant.

9.Non-Transferability.  Except as otherwise set forth in Section 7.3(e) of the Plan, this Option shall not be Transferable by the Participant other than by will or by the laws of descent and distribution, and this Option shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempted Transfer of this Option shall be null and void and of no effect, except to the extent that such Transfer is permitted by the preceding sentence.

10.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the grant of this Option and the issuance of Common Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any Common Stock exchange or market system upon which the Common Stock may then be listed. This Option may not be exercised if the issuance of shares of Common Stock upon exercise would constitute a violation of any applicable law or regulation or the requirements of any Common Stock exchange or market system upon which the Common Stock may then be listed. In addition, this Option may not be exercised unless (a) a registration statement under the Securities Act is at the time of exercise of this Option in effect with respect to the shares issuable upon exercise of this Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of this Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THIS OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THIS OPTION WHEN DESIRED EVEN THOUGH THIS OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares subject to this Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of this Option, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

11.Tax Withholding.  To the extent that the receipt, vesting or exercise of this Option results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Option, which arrangements include the delivery of cash or cash equivalents, Common Stock (including, in each case, upon advance approval by the Board, previously owned Common Stock, net exercise, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Option), other property (other than Restricted Stock delivered pursuant to this Option), or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through the surrender of previously owned Common Stock, the maximum number of shares of Common Stock that may be so surrendered shall be the number of shares of Common Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Option, as determined by the Committee. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or exercise of this Option, the receipt of the Restricted Stock upon exercise of this Option, or disposition of the Common Stock received pursuant to Section 5 hereof and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

12.Legends.  If a stock certificate is issued with respect to shares of Restricted Stock or Common Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Common Stock is then listed. If the shares of Restricted Stock or Common Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

13.Rights as a Stockholder. The Participant shall have no rights as a Common Stockholder of the Company with respect to any shares of Restricted Stock or Common Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Restricted Stock or Common Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Restricted Stock or Common Stock, except as otherwise specifically provided for in the Plan or this Agreement.

14.Stockholders Agreement and Other Requirements.  Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish.  Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation.  The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

15.No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of this Option thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of this Option is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

16.Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

17.Execution of Receipts and Releases. Any issuance or transfer of shares of Common Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder.  As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate.

18.No Guarantee of Interests. The Board, the Committee and the Company do not guarantee the Common Stock of the Company from loss or depreciation.

19.Company Records. Records of the Company regarding the Participant’s service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

20.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder), at the address of its principal executive offices.

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

21.Consent to Electronic Delivery; Electronic Signature.  In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

22.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the Person(s) to whom this Option may be transferred by will or the laws of descent or distribution.

23.Severability and Waiver.  If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

24.Interpretation. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

25.Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAW THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE DELAWARE PRINCIPLES OF CONFLICT OF LAWS).

26.Arbitration; Waiver of Jury Trial and Court Trial.  All claims, demands, causes of action, disputes, controversies or other matters in question arising out of this Agreement (“Disputes”) are subject to arbitration.  For the avoidance of doubt, all Disputes shall be arbitrated on an individual basis, and each party hereto hereby foregoes and waives any right to arbitrate any Dispute as a class action or collective action or on a consolidated basis or in a representative capacity on behalf of other persons or entities who are claimed to be similarly situated, or to participate as a class member in such a proceeding.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY OR A COURT TRIAL IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT

27.Company Recoupment of Awards.  The Participant’s rights with respect to this Option shall in all events be subject to any right that the Company may have under any Company clawback or recoupment policy or other agreement or arrangement with the Participant .

28.Entire Agreement; Amendment.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Option; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement.  Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.  The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

29.Acknowledgements Regarding the Nonqualified Deferred Compensation Rules and Section 422 of the Code.  The Participant understands that if the Exercise Price of the Restricted Stock under this Option is less than the Fair Market Value of the Common Stock on the Date of Grant, then the Participant may incur adverse tax consequences under the Nonqualified Deferred Compensation Rules and Section 422 of the Code.  The Participant acknowledges and agrees that (a) the Participant is not relying upon any determination by the Company, any Affiliate or any of their respective employees, directors, managers, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Common Stock on the Date of Grant, (b) the Participant is not relying upon any written or oral statement or representation of any of the Company Parties regarding the tax effects associated with the Participant’s execution of this Agreement and the Participant’s receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, the Participant is relying on the Participant’s own judgment and the judgment of the professionals of the Participant’s choice with whom the Participant has consulted.  The Participant hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the Participant’s execution of this Agreement and his receipt, holding and exercise of this Option.

[Remainder of page intentionally left blank]

A-13